UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011 (June 15, 2011)

NIVS IntelliMedia Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34262	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31,
Shuikou Road, Huizhou,
Guangdong, People’s Republic of China 516006

(Address, including zip code, of principal executive offices)

86-752-3125862
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, May 16, and May 17, 2011, NIVS IntelliMedia Technology Group, Inc. (the “Company”) received notification from the NYSE Amex LLC (the “Exchange”) of its intention to strike the common stock of the Company by filing a delisting application with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 1009(a) of the NYSE Amex LLC Company Guide, based on a determination by the staff of NYSE Regulation, Inc. (the “Staff”) that it is necessary and appropriate for the protection of investors to initiate immediate delisting proceedings.  For details regarding such notification, see the Company’s current reports on Form 8-K filed with the SEC on April 11, 2011 and on May 19, 2011. The Company appealed the Staff’s determination and presented its case at a June 15, 2011 hearing before a Listing Qualifications Panel (the "Panel") of the Exchange’s Committee on Securities.

On June 20, 2011, the Company was notified by the Exchange that the Panel had denied the Company’s request for continued listing with the Exchange, and that the Exchange will suspend the Company’s listing, effective as of the open of business on Thursday, June 23, 2011.

Upon suspension from the Exchange, the Company’s common stock will be eligible to trade in the "grey market" where securities that are not listed, traded or quoted on any U.S. stock exchange, the OTC Bulletin Board or OTC Link are found.  Grey market trades are reported by broker-dealers to their Self Regulatory Organization ("SRO") and the SRO distributes the trade data to market data vendors and financial websites, such as Yahoo!® Finance, so investors can track price and volume.   The Company’s stock is not immediately eligible for trading on the over-the-counter (OTC) market due to the fact that trading in the Company’s stock was previously halted on the Exchange.

Safe Harbor Statement

This report contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the conduct, timing, duration and outcome of the investigation of the Special Committee of the Board of Directors into the allegations made by MaloneBailey; whether the Company’s common stock will be traded in the "grey market" after delisting; the Company's business and operations; business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release regarding the denial of its request for continued listing, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS INTELLIMEDIA TECHNOLOGY GROUP, INC.

Dated: June 22, 2011	By:	/s/ Tianfu Li
	Name:	Tianfu Li
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 22, 2011